UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 17, 2004

PAVILION BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-30521 (Commission File Number)	38-3088340 (IRS Employer Identification No.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)	49221 (Zip Code)

Registrant’s telephone number, including area code: (517) 265-5144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7.01 Regulation FD Disclosure

        On December 17, 2004, Pavilion Bancorp, Inc. issued a press release announcing a regular quarterly cash dividend of $.24 per share on the common stock payable January 31, 2005 to shareholders of record on January 14, 2005.

        They also announced a special cash divided of $0.26 per share on the common stock payable January 31, 2005 to shareholders of record on January 14, 2005.

Section 9.01 Financial Statements and Exhibits

      (c)      Exhibit

                 Press Release Dated December 17, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 17, 2004	PAVILION BANCORP, INC. (Registrant) By: /s/ Pamela S. Fisher —————————————— Pamela S. Fisher Corporate Secretary

EXHIBIT INDEX

99.1        Press Release Dated December 17, 2004

EXHIBIT 99.1

135 East Maumee Street Adrian, Michigan 49221 pavilionbancorp.com

MEDIA RELEASE

For Immediate Release - December 17, 2004

Contact:	Douglas L. Kapnick, Chairman of the Board Pam Fisher, Corporate Secretary Tel: (517) 266-5054 pfisher@pavilionbancorp.com

Pavilion Bancorp Announces Fourth Quarter Cash Dividend

ADRIAN, MI: The Board of Directors of Pavilion Bancorp, Inc., the parent company of the Bank of Lenawee, has announced a regular quarterly cash dividend of $0.24 per share on the common stock payable January 31, 2005 to shareholders of record on January 14, 2005.

In addition, the Board of Directors announced a special cash dividend of $0.26 per share on the common stock also payable January 31, 2005 to shareholders of record on January 14, 2005.

About Pavilion Bancorp, Inc.
Pavilion Bancorp, Inc. is the parent company of Bank of Lenawee. Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock. Investor relations information is available at pavilionbancorp.com.